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                                                                      Exhibit 11

                                 WESTERN ATLAS INC.
                   STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                     (UNAUDITED)


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
                                                        THREE MONTHS ENDED MARCH 31,
                                                       -----------------------------
                                                           1998             1997
                                                       ------------     ------------
BASIC EARNINGS PER SHARE:

Earnings from continuing operations                    $     33,605     $     16,084
Earnings from discontinued operations                            --           14,718
                                                       ------------     ------------
Net earnings available for common shares               $     33,605     $     30,802
                                                       ============     ============

Earnings per share from continuing operations          $       0.61     $       0.30
Earnings per share from discontinued operations                  --             0.28
                                                       ------------     ------------
Total                                                  $       0.61     $       0.58
                                                       ============     ============

DILUTED EARNINGS PER SHARE:

Earnings from continuing operations                    $     33,605     $     16,084
Earnings from discontinued operations                            --           14,718
                                                       ------------     ------------
Net earnings                                           $     33,605     $     30,802
                                                       ============     ============

Earnings per share from continuing operations          $       0.60     $       0.29
Earnings per share from discontinued operations                  --             0.28
                                                       ------------     ------------
Total                                                  $       0.60     $       0.57
                                                       ============     ============


SHARES USED IN COMPUTATION:

Weighted average common shares outstanding
      (net of treasury shares)                               54,689           53,743
Additional potentially dilutive securities
      (equivalent in common stock)                            1,386              991
                                                       ------------     ------------
Total                                                        56,075           54,734
                                                       ============     ============
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